EXHIBIT 2

                    AMENDED AND RESTATED PLAN OF ACQUISITION
                          OF ALL THE OUTSTANDING STOCK
                            OF PEAPACK-GLADSTONE BANK
                                       BY
                     PEAPACK-GLADSTONE FINANCIAL CORPORATION

     This AMENDED AND RESTATED PLAN OF ACQUISITION (the "Plan") is entered as of September 25, 1997, by PEAPACK-GLADSTONE BANK, a commercial bank organized under the laws of the State of New Jersey, with its principal office at 190 Main Street, Gladstone, New Jersey 07934 (the "Bank") and PEAPACK-GLADSTONE FINANCIAL CORPORATION, a corporation organized under the laws of the State of New Jersey, with its principal office at 158 Route 206 North, Gladstone, New Jersey 07934 (the "Holding Company").

     WHEREAS, the Bank is desirous of forming a bank holding company because it believes that a holding company will provide it with future flexibility in undertaking the Bank's current activities and future new activities; and

     WHEREAS, the Board of Directors of the Bank has determined that the formation of a holding company is in the best interest of the Bank's stockholders; and

     WHEREAS, the Holding Company was formed under the New Jersey Business Corporation Act on behalf of the Bank at the direction of the Board of Directors of the Bank; and

     WHEREAS, N.J.S.A. 17:9A-355 et seq. authorizes a New Jersey corporation and a state-chartered bank to enter into a plan of acquisition to exchange shares in the bank for shares in a holding company, submit the plan to the New Jersey Department of Banking and Insurance for approval and implement the plan if it is approved by the bank's


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stockholders, subject to the right of the bank's stockholders to dissent and receive the fair value of their shares; and

     WHEREAS, the Board of Directors of each of the Bank and the Holding Company has adopted this Plan pursuant to the provisions of N.J.S.A. 17:9A-357.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
               PLAN OF ACQUISITION REQUIRED BY SECTION 17:9A-357.

     1.1 Name and Address of Acquiring Corporation. The name and the address of the acquiring corporation is: Peapack-Gladstone Financial Corporation, 158 Route 206 North, Gladstone, New Jersey 07934.

     1.2 Name and Address of Participating Bank. The name and address of the participating bank is: Peapack-Gladstone Bank, 190 Main Street, Gladstone, New Jersey 07934.

     1.3 Names and Addresses of Directors. The names and addresses of the members of the Board of Directors of the Holding Company are:

                Name                                Address
                ----                                -------
           Pamela Hill                         158 Route 206 North
                                               Gladstone, NJ  07934

           T. Leonard Hill                     158 Route 206 North
                                               Gladstone, NJ  07934

           Frank A. Kissel                     158 Route 206 North
                                               Gladstone, NJ  07934

           John D. Kissel                      158 Route 206 North
                                               Gladstone, NJ  07934

           James R. Lamb                       158 Route 206 North
                                               Gladstone, NJ  07934



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                Name                                Address
                ----                                -------
           George R. Layton                    158 Route 206 North
                                               Gladstone, NJ  07934

           Edward A. Merton                    158 Route 206 North
                                               Gladstone, NJ  07934

           F. Duffield Meyercord               158 Route 206 North
                                               Gladstone, NJ  07934

           John R. Mulcahy                     158 Route 206 North
                                               Gladstone, NJ  07934

           Philip W. Smith III                 158 Route 206 North
                                               Gladstone, NJ  07934

           Jack D. Stine                       158 Route 206 North
                                               Gladstone, NJ  07934

           William Turnbull                    158 Route 206 North
                                               Gladstone, NJ  07934

     1.4 Shares of Other Banks Owned by the Holding Company. The Holding Company does not own any shares of capital stock of any other bank.

     1.5 Terms and Conditions of Acquisition. The terms and conditions of the acquisition are the terms set forth in Articles II, III, V and VI hereof.

     1.6 Effective Time. The effective time shall be the time determined under
Article VII hereof.

     1.7 Other Provisions. There are no other provisions of the Plan except as set forth herein.

                                   ARTICLE II
                                 CAPITALIZATION

     2.1 Capitalization of the Holding Company. The Holding Company is authorized to issue 5,000,000 shares of capital stock without nominal or par value


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("Holding Company Stock"). The Holding Company shall not issue any shares of
Holding Company Stock prior to the Effective Time (as defined in Article VII herein).

     2.2 Capitalization of the Bank. The Bank is authorized to issue 5,000,000 shares of common stock, par value $3.33 per share ("Bank Stock"), of which 1,164,726 shares are presently issued and outstanding. As of the date of this Plan, there were 56,933 shares of Bank Stock issuable upon the exercise of outstanding options ("Stock Options") granted to officers, employees or directors of the Bank. Other than the Stock Options, there are no securities of the Bank issued and outstanding which are convertible into shares of Bank Stock.

                                   ARTICLE III
                              TERMS OF ACQUISITION

     3.1 Exchange Effective Immediately. At the Effective Time, the Holding Company shall become the owner for all purposes of all outstanding shares of Bank Stock (subject to the provisions of Article IV hereof relating to dissenting stockholders), with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all other rights of record and beneficial ownership thereof.

     3.2 Bank Stock. At the Effective Time, each holder of one or more shares of Bank Stock shall become the owner of one share of Holding Company Stock for each share of Bank Stock then held by such stockholder, with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all of the rights of a record and beneficial owner thereof; except that, the Holding Company shall withhold the payment of dividends from such stockholder until such stockholder effects the exchange of stock certificates for Holding Company Stock, as described in Section 3.5 herein (such


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stockholder shall receive such withheld dividends, without interest, upon effecting the exchange of stock certificates). However, each dissenting stockholder who complies with the requirements of N.J.S.A. 17:9A-360 et seq. shall have only the rights accorded dissenting stockholders and such dissenting stockholder's certificates shall not be deemed to represent shares of either Holding Company Stock or Bank Stock. All shares of Bank Stock issued and outstanding immediately prior to the Effective Time shall continue as issued and outstanding shares immediately subsequent to the Effective Time, but the ownership of all such shares shall vest at the Effective Time in the Holding Company, in accordance with Section 3.1 hereof (subject to the rights of dissenting stockholders as provided in Article IV hereof). The certificates that evidenced shares of Bank Stock prior to the Effective Time shall, after the Effective Time, evidence only: (a) in the case of certificates held by a non-dissenting stockholder, ownership of a like number of shares of Holding Company Stock as the number of shares of Bank Stock stated on the certificates; and (b) in the case of certificates held by a dissenting stockholder, the right to dissent from the Plan by complying with all of the requirements set forth in N.J.S.A. 17:9A-360 et seq., and after the Effective Time no holder of any certificate that evidenced shares of Bank Stock prior to the Effective Time shall be entitled to vote any Bank Stock, to receive dividends thereon or to exercise any other rights of a record or beneficial owner of Bank Stock.

     3.3 Stock Options. At the Effective Time all outstanding Stock Options shall automatically be converted to and be deemed options granted by the Holding Company to acquire a like number of shares of Holding Company Stock, and by approval of this Plan, the Board of Directors of the Holding Company is deemed to have reserved


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such number of shares of authorized Holding Company Stock for issuance upon exercise of such options.

     3.4 Meeting of the Bank's Stockholders. This Plan shall be submitted to the stockholders of the Bank at a meeting called and held in accordance with applicable provisions of law.

     3.5 Exchange Procedures. At the Effective Time, the Bank shall issue certificates for Bank Stock and deliver or cause to be delivered to the Holding Company or its nominee a certificate or certificates evidencing all of the outstanding shares of Bank Stock, and the Holding Company shall make arrangements, as authorized by its Board of Directors, whereby non-dissenting stockholders may exchange certificates held by them bearing the name of the Bank (but evidencing shares of Holding Company Stock) for certificates bearing the name of the Holding Company (and evidencing a like number of shares of Holding Company Stock).

                                   ARTICLE IV
                             DISSENTING STOCKHOLDERS

     Any stockholder of the Bank who desires to dissent from the acquisition shall have the right to dissent from the Plan by complying with all of the requirements set forth in N.J.S.A. 17:9A-360 et seq., and, if the Plan is consummated, shall be entitled to be paid the fair value of his shares in accordance with those provisions.

                                    ARTICLE V
                   CONDITIONS FOR CONSUMMATION OF THE PLAN AND
            RIGHT OF THE BANK TO TERMINATE PLAN PRIOR TO CONSUMMATION

     5.1 Conditions for Consummation. Consummation of the Plan is conditioned upon the following:

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          (a) Approval of the Plan by the Commissioner of Banking and Insurance
     of the State of New Jersey pursuant to N.J.S.A. 17:9A-358;

          (b) Approval of the Plan by the holders of two-thirds (2/3) or more of the Bank Stock;

          (c) The Board of Governors of the Federal Reserve System not objecting to the acquisition pursuant to Section 3(a)(C) of the Bank Holding Company Act of 1956, as amended;

          (d) The receipt by the Bank of an opinion of legal counsel, satisfactory in form and substance to the Bank, with respect to the Federal income tax consequences of this Plan and the transactions contemplated herein;

          (e) Receipt or obtaining by the Bank and the Holding Company of all other consents, permissions and approvals required by law or agreement to be received or obtained by the Bank or the Holding Company prior to consummation of the acquisition provided for herein and the expiration of all statutory waiting periods in respect thereof.

          (f) The Board of Directors of the Bank not terminating the Plan prior to the Effective Time as permitted by Section 5.2 herein.

     5.2 Right of Bank to Terminate Plan Prior to the Effective Time. At any time prior to the Effective Time, the Board of Directors of the Bank may terminate the Plan if in the judgment of the Board of Directors the consummation of the Plan is inadvisable for any reason. To terminate the Plan the Bank's Board of Directors shall adopt a resolution terminating the Plan and promptly give written notice that the Plan has been terminated to the stockholders of the Bank. Upon the adoption of the Board resolution, the Plan shall be


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of no further force or effect and the Bank and the Holding Company shall not be liable to each other, to any stockholder of the Bank or to any other person by reason of the Plan or the termination thereof. Without limiting the reasons for which the Bank's Board may terminate the Plan, the Board may terminate the Plan if:

          (a) The number of stockholders dissenting from the Plan and demanding payment of the fair value of their shares would in the judgment of the Board render the Plan inadvisable; or

          (b) The Bank or Holding Company fails to receive, or fails to receive in form and substance satisfactory to the Bank or Holding Company, any consents, permissions and approvals required by law or agreement to be received or obtained by the Bank or the Holding Company prior to consummation of the acquisition provided for herein.

                                   ARTICLE VI
                                    EXPENSES

     The Bank shall bear all of the expenses incurred by the Bank and by the Holding Company in connection with the Plan. Without limiting the foregoing, the Bank shall bear and pay all attorneys, accountants, and printing fees and all licensing fees incurred in connection with this Plan and the formation of the Holding Company.

                                   ARTICLE VII
                                 EFFECTIVE TIME

     The Plan shall become effective at such time selected by the mutual agreement in writing of the parties hereto (the "Effective Time"). The Effective Time shall be within a reasonable period after the conditions set forth in
Section 5.1 have been complied with and the Bank has received any consents, permissions or approvals without which it might terminate the plan under Section
5.2. On or prior to the agreed upon Effective Time, the Plan shall be filed with the New Jersey Department of Banking and Insurance together with a writing specifying the Effective Time and a certification by the president or a vice-president of the Bank that the Bank's stockholders have approved the Plan.

     IN WITNESS WHEREOF, the Boards of Directors of Peapack-Gladstone Bank and Peapack-Gladstone Financial Corporation have authorized the execution of this Plan and caused this Plan to be executed as of the date first written above.


ATTEST:                                    PEAPACK-GLADSTONE BANK

GARRET P. BROMLEY                          By: FRANK A. KISSEL
--------------------------------------         --------------------------------
Garret P. Bromley, Assistant Secretary          Frank A. Kissel, President
                                               and Chief Executive Officer


[SEAL]


ATTEST:                                    PEAPACK-GLADSTONE FINANCIAL
                                           CORPORATION


ROBERT M. ROGERS                           By: FRANK A. KISSEL
--------------------------------------         --------------------------------
Robert M. Rogers, Assistant Secretary           Frank A. Kissel, President
                                                and Chief Executive Officer


[CORPORATE SEAL]